EXHIBIT (n) (2)

CONSENT OF INDEPENDENT AUDITORS

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form N-3 of Transamerica Asset Allocation Variable Funds (the “Registration Statement”) of our report dated April 19, 2023 relating to the statutory basis financial statements of Transamerica Financial Life Insurance Company. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firms” incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 27, 2023